                                                                     EXHIBIT 1.1

================================================================================






                            SIERRA PACIFIC RESOURCES


                             (a Nevada corporation)


                                 NOTES DUE 2010





                               PURCHASE AGREEMENT













Dated:  May __, 2000


================================================================================

                                TABLE OF CONTENTS

1.       REPRESENTATIONS AND WARRANTIES...........................................................................2

         REPRESENTATIONS AND WARRANTIES BY THE COMPANY............................................................2

                  Compliance with Registration Requirements.......................................................2

                  Incorporated Documents..........................................................................3

                  Independent Accountants.........................................................................3

                  Financial Statements............................................................................4

                  No Material Adverse Change in Business..........................................................4

                  Good Standing of the Company....................................................................4

                  Good Standing of Subsidiaries...................................................................5

                  Capitalization..................................................................................5

                  Authorization of Agreement......................................................................5

                  Authorization of the Indenture..................................................................5

                  Authorization of the Securities.................................................................5

                  Description of the Securities and the Indenture.................................................6

                  Absence of Defaults and Conflicts...............................................................6

                  Absence of Proceedings..........................................................................6

                  Accuracy of Exhibits............................................................................7

                  Governmental Approvals..........................................................................7

                  Possession of Licenses and Permits..............................................................7

                  Title to Property, etc..........................................................................7

                  Investment Company Act..........................................................................8

                  Holding Company Act.............................................................................8

         OFFICER'S CERTIFICATES...................................................................................8


                                       i


2.       SALE AND DELIVERY TO UNDERWRITERS; CLOSING...............................................................8

         SECURITIES...............................................................................................8

         PAYMENT..................................................................................................8

         DENOMINATIONS; REGISTRATION..............................................................................8

3.       COVENANTS OF THE COMPANY.................................................................................9

         COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS...........................................9

         FILING OF AMENDMENTS.....................................................................................9

         DELIVERY OF REGISTRATION STATEMENTS......................................................................9

         DELIVERY OF PROSPECTUSES................................................................................10

         CONTINUED COMPLIANCE WITH SECURITIES LAWS...............................................................10

         BLUE SKY QUALIFICATIONS.................................................................................10

         RULE 158................................................................................................11

         USE OF PROCEEDS.........................................................................................11

         RESTRICTION ON SALE OF SECURITIES.......................................................................11

         REPORTING REQUIREMENTS..................................................................................11

4.       PAYMENT OF EXPENSES.....................................................................................11

         EXPENSES................................................................................................11

         TERMINATION OF AGREEMENT................................................................................11

5.       CONDITIONS OF UNDERWRITERS' OBLIGATIONS.................................................................12

         EFFECTIVENESS OF REGISTRATION STATEMENT.................................................................12

         OPINION OF COUNSEL FOR COMPANY..........................................................................12

         OPINION OF COUNSEL FOR UNDERWRITERS.....................................................................12

         OFFICERS' CERTIFICATE...................................................................................12

         ACCOUNTANT'S COMFORT LETTER.............................................................................13

         BRING-DOWN COMFORT LETTER...............................................................................13


                                       ii


         MAINTENANCE OF RATING...................................................................................13

         ADDITIONAL DOCUMENTS....................................................................................13

         TERMINATION OF AGREEMENT................................................................................13

6.       INDEMNIFICATION.........................................................................................14

         INDEMNIFICATION OF UNDERWRITERS.........................................................................14

         INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS......................................................14

         ACTIONS AGAINST PARTIES; NOTIFICATION...................................................................15

         SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE......................................................15

7.       CONTRIBUTION............................................................................................15

8.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY..........................................17

9.       TERMINATION OF AGREEMENT................................................................................17

         TERMINATION; GENERAL....................................................................................17

         LIABILITIES.............................................................................................17

10.      DEFAULT BY ONE OR MORE OF THE UNDERWRITERS..............................................................17

11.      NOTICES.................................................................................................18

12       PARTIES.................................................................................................18

13.      GOVERNING LAW AND TIME..................................................................................19

14.      EFFECT OF HEADINGS......................................................................................19




         SCHEDULES
                  Schedule A  -  List of Underwriters.......................................................Sch A-1
                  Schedule B  -  Pricing Information........................................................Sch B-1

         EXHIBITS
                  Exhibit A - Form of Opinion of Woodburn and Wedge.............................................A-1
                  Exhibit B - Form of Opinion of Choate, Hall & Stewart ........................................A-2
                  Exhibit C - Contents of Letter of Deloitte & Touche LLP......................................A-3

                            SIERRA PACIFIC RESOURCES

                             (a Nevada Corporation)

                                  $500,000,000

                                 Notes due 2010


                               PURCHASE AGREEMENT

                                                                 March ___, 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
[NAME(S) OF CO-REPRESENTATIVE(S)]
  as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
       Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         Sierra Pacific Resources, a Nevada corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and ______ are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $500,000,000 aggregate principal amount of the Company's Notes due 2010 (the "Securities"). The Securities are to be issued pursuant to an indenture, dated as of _____ , 2000 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). The term "Indenture," as used herein, includes the Board Resolution and Officer's Certificate (each as defined in the Indenture) establishing the form and terms of the Securities pursuant to Sections 2.1 and
3.1 of the Indenture.

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-80149) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus and supplement thereto. Promptly after the execution and delivery of this Agreement, the Company will prepare and file a final prospectus and supplement thereto in accordance with the provisions of Rule 424(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") specifying the interest rate(s) on, the maturity date(s) of, the initial public offering price(s) of, the underwriting discounts and commissions in respect of, the redemption terms and prices, if any, of and any other terms of the Securities. Each prospectus (including any supplement thereto) used before such registration statement became effective, and any prospectus that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective is herein called the "Registration Statement." The final prospectus, including the supplement thereto and further including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters on or after the date hereof for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus and any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

1.  REPRESENTATIONS AND WARRANTIES.

    (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                  (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement was filed under Rule 415 of the 1933 Act Regulations and, when so filed and at the date hereof, meets the requirements set forth in clause (ix) and/or (x) of Rule 415(a)(1) and complies in all other material respects with Rule 415. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the time the Registration Statement became effective and at the Closing Time, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis, except as noted therein, throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein; and the assumptions used in the preparation thereof are reasonable, and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (v) NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the common stock, par value $1.00 per share, of the Company (the "Common Stock") in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii) GOOD STANDING OF SUBSIDIARIES. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Significant Subsidiary") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of any preemptive or similar rights of any securityholder of such Significant Subsidiary. The only Significant Subsidiaries of the Company are Sierra Pacific Power Company and Nevada Power Company.

                  (viii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company.

                  (ix) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

                  (x) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (xi) AUTHORIZATION OF THE SECURITIES. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, by the Trustee in the manner provided for in the Indenture and issued and delivered by the Company against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (xii) DESCRIPTION OF THE SECURITIES AND THE INDENTURE. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed as exhibits to the Registration Statement.

                  (xiii) ABSENCE OF DEFAULTS AND CONFLICTS. The execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Registration Statement and compliance by the Company with its obligations hereunder and under the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other contract, agreement or instrument to which the Company or any of its subsidiaries is a party, or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect); nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (xiv) ABSENCE OF PROCEEDINGS. Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement or which, singly or in the aggregate, might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

                  (xv) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xvi) GOVERNMENTAL APPROVALS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution or delivery by the Company of, the performance by the Company of its obligations under, or the consummation by the Company of the transactions contemplated by, this Agreement, the Indenture or the Securities, except such as have been already made or obtained or as may be required under the 1933 Act, the 1934 Act, the 1939 Act or any applicable state securities laws or any regulations promulgated under any of the foregoing.

                  (xvii) POSSESSION OF LICENSES AND PERMITS. The Company and its Significant Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Significant Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except to the extent that the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of such Governmental Licenses are valid and in full force and effect, except to the extent that the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any one or more of such Governmental Licenses to the extent that the revocation or modification thereof, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xviii) TITLE TO PROPERTY, ETC. The Company and its Significant Subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described or referred to in the Prospectus or
         (b) do not, singly or in the aggregate, affect the value of such property or interfere with the use made and proposed to be made of such property to such extent as might reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its Significant Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Significant Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, to the extent that such claim might reasonably be expected to result in a Material Adverse Effect.

                  (xix) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xx) HOLDING COMPANY ACT. The Company is a "holding company" under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), but, pursuant to Section 3(a)(1) of the 1935 Act, is exempt from all provisions of such Act except Section 9(a)(2) thereof.

         (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2.        SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

         (a) SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of [Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York], or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the THIRD business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (c) DENOMINATIONS; REGISTRATION. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The

Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

3. COVENANTS OF THE COMPANY.

The Company covenants with each Underwriter as follows:

                  (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) FILING OF AMENDMENTS. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

                  (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

                  (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

                  (i) RESTRICTION ON SALE OF DEBT SECURITIES. During a period of _____ days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company.

                  (j) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

4.       PAYMENT OF EXPENSES.

         (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors,
(v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities and (ix) any fees payable in connection with the rating of the Securities.

         (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

5.       CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

         The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) OPINION OF COUNSEL FOR COMPANY. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Woodburn and Wedge and of Choate, Hall & Stewart, counsel for the Company, in substantially the form set forth in Exhibits A and B hereto, respectively.

                  (c) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Thelen Reid & Priest LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (d) NO MATERIAL ADVERSE CHANGE; OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

                  (e) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type set forth or referred to in Exhibit C hereto.

                  (f) BRING-DOWN COMFORT LETTER. At Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (g) MAINTENANCE OF RATING. At Closing Time, the Securities shall be rated at least _____ by Moody's Investor's Service Inc. and _____ by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and the Company shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other debt securities (unless such announcement indicates that any change in such rating, if made, would be positive).

                  (h) ADDITIONAL DOCUMENTS. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

                  (i) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

6.       INDEMNIFICATION.

         (a) INDEMNIFICATION OF UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

7.       CONTRIBUTION.

         If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

8.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

9.       TERMINATION OF AGREEMENT.

         (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

10.      DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

         If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

11.      NOTICES.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Russell D. Robertson; and notices to the Company shall be directed to it at 6100 Neil Road, P.O. Box 30150, Reno, Nevada 89520, attention of Mr. Richard K. Atkinson; or at such other address or to such other person as either party may designate from time to time by notice given in accordance with this Section 11.

12.      PARTIES.

         This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

13.      GOVERNING LAW.

         This agreement shall be governed by and construed in accordance with the laws of the state of New York.

14.      EFFECT OF HEADINGS.

         The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                            Very truly yours,

                                            SIERRA PACIFIC RESOURCES



                                            By
                                               ---------------------------------
                                                Title:

CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
[NAME(S) OF CO-REPRESENTATIVE(S)]

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


By
   --------------------------------------
           Authorized Signatory


For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

DRAFT
                                   SCHEDULE A


         Name of Underwriter                                                                        Principal
                                                                                                    Amount of
                                                                                                   Securities

Merrill Lynch, Pierce, Fenner & Smith
                Incorporated................................................................










Total.......................................................................................      $500,000,000



                                    Sch A - 1

DRAFT
                                   SCHEDULE B

                            SIERRA PACIFIC RESOURCES

                                  $500,000,000
                                 Notes due 2010

         1. The initial public offering price of the Securities shall be __% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

         2. The purchase price to be paid by the Underwriters for the Securities shall be __% of the principal amount thereof.

         3. The interest rate on the Securities shall be __% per annum.

         4. [INCLUDE THE TERMS OF ANY OPTIONAL OR MANDATORY REDEMPTION AND OTHER PRICE-RELATED TERMS.]

         IMPORTANT NOTE: UNLESS OTHERWISE INSTRUCTED BY MERRILL LYNCH, THE PURCHASE PRICE TO BE PAID BY THE UNDERWRITERS SHOULD NOT INCLUDE ACCRUED INTEREST. (TO ACCOMPLISH THIS RESULT, THE RESPONSIBLE ATTORNEY SHOULD CONFIRM THAT INTEREST ON THE DEBT SECURITIES DOES NOT BEGIN TO ACCRUE UNTIL THE DATE OF ISSUANCE (I.E., THE CLOSING DATE).) BY CONTRAST, BECAUSE DEBT SECURITIES MAY BE RESOLD BY THE UNDERWRITERS FROM TIME TO TIME AFTER THE CLOSING DATE, THE PRICE TO PUBLIC SHOULD INCLUDE ACCRUED INTEREST FROM THE CLOSING DATE.



                                    Sch B - 2

                                                                       EXHIBIT C

                  [CONTENTS OF LETTER OF DELOITTE & TOUCHE LLP]

                  The letter of Deloitte & Touche LLP will state in effect that:

                  (1) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

                  (2) In their opinion, the consolidated financial statements of each of Sierra Pacific Resources, Nevada Power Company and Sierra Pacific Power Company audited by them and incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the accounting requirements of each of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations which are applicable to the Registration Statement and the Prospectus and to the documents incorporated therein by reference (all of such requirements being hereinafter called, collectively, the "Accounting Requirements").

                  (3) They performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on any unaudited condensed consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q and incorporated by reference in the Registration Statement and the Prospectus.

                  (4) On the basis of procedures referred to in such letter, including a reading of the latest available minutes of the Board of Directors of the Company and a reading of the latest available interim financial statements of the Company and inquiries of officials of the Company responsible for financial and accounting matters, nothing caused them to believe that:

                  (a) the unaudited consolidated income statement and balance sheet amounts of the Company, if any, for periods commencing, or as of dates, after December 31, 1999 included in the Prospectus were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements incorporated by reference in the Prospectus;

                  (b) the unaudited condensed consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q, if any, incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable Accounting Requirements or are not in conformity with generally accepted accounting principles on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Prospectus;

                  (c) at the date of the latest available internal consolidated balance sheet of the Company, there was any change in the capital stock or long-term debt or any decrease in the consolidated net current assets or stockholders' equity of the Company and subsidiary companies, or, at a subsequent specified date not more than five days prior to the date of such letter, there was a change in the capital stock or long-term debt or decrease in consolidated net current assets or stockholders' equity of the Company and subsidiary companies, in each case as compared with the amounts shown in the most recent consolidated balance sheet of the Company incorporated by reference in the Prospectus, except for (1) increases (specified in such letter) in capital stock resulting from the issuance of shares pursuant to employee benefit plans and dividend reinvestment and stock purchase plans, (2) decreases (specified in such letter) in long-term debt resulting from amortization of debt premium or increases in long-term debt premium or increases (specified in such letter) in long-term debt resulting from draw-downs of funds held in trust, (3) decreases (specified in such letter) in net current assets resulting from the declaration of dividends and (4) other changes or decreases (specified in such letter) which the Registration Statement or the Prospectus discloses have occurred or may occur; or

                  (d) for the period from the date of the latest available internal consolidated balance sheet of the Company to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the preceding year in consolidated operating revenues, consolidated net income and consolidated net income applicable to common stock, except in all cases for changes or decreases which the Prospectus discloses have occurred or may occur.

                  (5) In their opinion, the Accounting Requirements do not require the inclusion or incorporation by reference in the Registration Statement of any pro forma financial information or data other than the information and data which were so incorporated therein; and, on the basis of procedures referred to in such letter, nothing caused them to believe that the unaudited pro forma financial information or data incorporated by reference in the Registration Statement does not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such financial information or data.

                   (6) In addition to their examination referred to in their report in the Registration Statement and Prospectus and the procedures referred to in (3) above, they have carried out certain other specified procedures, not constituting an audit, with respect to the dollar amounts, percentages and other financial information, (in each case to the extent that such dollar amounts, percentages and other financial information, either directly or by analysis or computation, are derived from the general accounting records of the Company) which appear in the Company's annual report on Form 10-K for its most recent fiscal year in Item 1, "Business", Item 6, "Selected Financial Data" and Item 7 "Management's Discussion and Analysis" and the Company's subsequent quarterly reports on Form 10-Q under "Management's Discussion and Analysis" and have found such dollar amounts, percentages and financial information to be in agreement with the accounting records of the Company.


                                       2